EXHIBIT 6
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                                POWER OF ATTORNEY


TIP Overseas Holding B.V. (the "Company"), duly incorporated under the laws of the Netherlands, with its registered address at Amsteldijk 166, 1079 LH Amsterdam, The Netherlands and registered at the Chamber of Commerce in Amsterdam under number 33188248, duly represented by the undersigned, grants a power of attorney, in favour of:

- Mr. Jonathan Sprole, Managing Director & General Counsel of GE Equity with business address at 120 Long Ridge Road, Stamford, CT 06927, United States of America;

- Mrs. Tracie Butler Giles, Vice President & Associate General Counsel of Transport International Pool, Inc., with business address at 436 West Lancaster Avenue, Devon, PA 19333, United States of America;

in order that each of them, either jointly or severally, may sign regulatory filings with the Securities and Exchange Commission and other U.S. state securities regulatory agencies for and on behalf of the Company.

This Power of Attorney will be effective as of the date hereof and shall remain in force until December 31, 2002, unless terminated earlier by the Company.

In witness thereof this Power of Attorney is granted on February 14, 2002.




Signed:    /s/ Robert Oudmayer
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Name:      Robert Oudmayer
Title:     Managing Director
           TIP Overseas Holding B.V.
Date:      February 14, 2002